Exhibit 10.5

AMENDED AND RESTATED ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT

AMENDED AND RESTATED ABL/TERM LOAN/NOTES INTERCREDITOR AGREEMENT dated as of February 6, 2023 among PNC BANK, NATIONAL ASSOCIATION (“PNC”), as an ABL Agent, ALTER DOMUS (US) LLC (“Alter Domus”), as Pyxus Term Loan Administrative Agent, Intabex Term Loan Administrative Agent and Senior Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), not in its individual capacity but solely in its capacity as a Senior Notes Trustee under the Senior Notes Indenture (as defined below), PYXUS INTERNATIONAL, INC. (formerly known as Pyxus One, Inc.), a Virginia corporation (“New Pyxus Topco”), PYXUS PARENT, INC., a Virginia corporation (“New Pyxus Parent”; together with New Pyxus Topco, collectively the “Parent Guarantors”), PYXUS HOLDINGS, INC., a Virginia corporation (the “Company”), each New ABL Agent and New Term/Note Agent that becomes a party hereto pursuant to Section 9.3 below, and each other Subsidiary of New Pyxus Topco signatory hereto or that becomes a party hereto pursuant to Section 9.20 below.

RECITALS

A. The Parent Guarantors, the Company, PNC, as an ABL Agent, Alter Domus as a term loan agent and Wilmington Trust as a notes trustee are party to that certain ABL/Term Loan/Notes Intercreditor Agreement dated as of August 24, 2020 (as amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified prior to the date hereof, the “Existing ABL/Term Loan/Notes Intercreditor Agreement”).

B. The Parent Guarantors and the Company are party to that certain ABL Credit Agreement dated as of February 8, 2022 (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Initial ABL Credit Agreement” and as succeeded by (and including) any new credit or similar facility in accordance with Section 9.3(b), collectively with the Initial ABL Credit Agreement, the “ABL Credit Agreement”), among the borrowers party thereto, including the Parent Guarantors and the Company, the lenders party thereto from time to time, PNC, as administrative agent and collateral agent, and the other parties thereto.

C. The Parent Guarantors, the Company and PNC are entering into that certain Limited Consent and Amendment to ABL Credit Agreement dated as of the date hereof.

D. Intabex Netherlands B.V. (“Intabex”), the Company and the Parent Guarantors are entering into the Intabex Term Loan Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Intabex Term Loan Credit Agreement”), among the Parent Guarantors, the Company, Intabex, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

E. The Company and the Parent Guarantors are entering into the Pyxus Term Loan Credit Agreement, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Pyxus Term Loan Credit Agreement”), among the Company as borrower, the Parent Guarantors, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

F. The Company and the Parent Guarantors are entering into the Indenture, dated as of the date hereof (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Indenture”), among the Company, as issuer, the Parent Guarantors, the other guarantors from time to time party thereto, the Senior Notes Trustee, and the Senior Collateral Agent, pursuant to which the Company issued 8.500% Senior Secured Notes due 2027 (including any additional notes issued from time to time thereunder, the “Senior Notes”).

G. The Company and the Parent Guarantors are entering into the Intercreditor and Collateral Agency Agreement (as the same may be amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Intercreditor and Collateral Agency Agreement”) dated as of the date hereof, among the Company, the Parent Guarantors, each other grantor party thereto, Alter Domus as Pyxus Term Loan Administrative Agent, Intabex Term Loan Administrative Agent and Senior Collateral Agent, the Senior Notes Trustee and each other senior representative and junior representative from time to time party thereto, pursuant to which each secured party thereunder appointed Alter Domus as collateral agent for the applicable Term/Note Holders.

AGREEMENT

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves and on behalf of the Holders for whom such parties are representatives, intending to be legally bound, hereby agree to amend and restate the Existing ABL/Term Loan/Notes Intercreditor Agreement in its entirety as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agents” shall mean, collectively, (i) PNC, in its capacity as administrative agent and collateral agent for the ABL Lenders under the Initial ABL Credit Agreement and the other ABL Loan Documents entered into pursuant to the Initial ABL Credit Agreement, together with its successors and permitted assigns under the Initial ABL Credit Agreement exercising substantially the same rights and powers (the “Initial ABL Agent”) and (ii) the administrative and/or collateral agents for any Future ABL Indebtedness.

“ABL Claims” shall mean the aggregate of (i) the principal amount of all Indebtedness (other than Hedging Obligations (as defined in the ABL Credit Agreement)) and the face amount of all letters of credit incurred under the Initial ABL Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the ABL Credit Agreement or the ABL Loan Documents, including all fees and expenses of the applicable ABL Agent and applicable ABL Lenders thereunder, (ii) the principal amount of all Future ABL Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the ABL Loan Documents, including all fees and expenses of the collateral agent for any Future ABL Indebtedness, (iii) Bank Product Obligations, and (iv) the maximum amount of all ABL Lender Hedging Obligations (calculated at any given date as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all ABL Lender Hedging Agreements underlying such ABL Lender Hedging Obligations were terminated as of such date), plus, in each case, all interest, expenses and indemnities accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant ABL Loan Document whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Collateral” shall mean all of the assets of any Grantor party to any ABL Collateral Document, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the ABL Agents under any of the ABL Collateral Documents.

“ABL Collateral Agreement” shall mean the Pledge and Security Agreement dated as of August 24, 2020, among the Parent Guarantors, the Company, the other Grantors party thereto, and PNC, as collateral agent for the secured parties referred to therein, as amended, restated, amended and restated, modified or replaced from time to time.

“ABL Collateral Documents” shall mean the ABL Collateral Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any ABL Claims or under which rights or remedies with respect to such Liens are at any time governed.

“ABL Credit Agreement” shall have the meaning set forth in the recitals.

“ABL Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“ABL Excluded Liens” shall have the meaning set forth in Section 2.3 hereof.

“ABL Lender Hedging Obligations” shall mean “Secured Hedging Obligations” as defined in the ABL Credit Agreement.

“ABL Lenders” shall mean the Persons holding ABL Claims, including the ABL Agents.

“ABL Loan Documents” shall mean (i) the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the ABL Credit Agreement, (ii) each agreement, document or instrument providing for or evidencing an ABL Lender Hedging Obligation, (iii) any other document or instrument evidencing or governing any Future ABL Indebtedness, and (iv) any other related document or instrument executed or delivered pursuant to any document in subclause (i), (ii) or (iii) at any time or otherwise evidencing or securing any Obligation arising under any such ABL Loan Document.

“ABL Loan Parties” shall mean the “Loan Parties” as defined in the ABL Credit Agreement and/or, as applicable, any Subsidiary of New Pyxus Topco party to an ABL Loan Document.

“ABL Priority Collateral” shall mean all Common Collateral consisting of the following:

(1)

all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible)), other than Accounts and other rights to receive payments, indebtedness and other obligations which constitute identifiable Proceeds of the sale, license, assignment or other disposition of Term/Note Priority Collateral;

(2)	all Chattel Paper, other than Chattel Paper which constitutes identifiable proceeds of Term/Note Priority Collateral;

(3)

all (x) Deposit Accounts, collection accounts, disbursement accounts and lock boxes (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies), (y) Securities Accounts and Security Entitlements and Securities credited thereto (other than the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral (or proceeds thereof)) and Term/Note Trust Monies), and all cash, checks, marketable securities, Financial Assets and other property held therein or credited thereto, and (z) commodity accounts and all cash, marketable securities, Financial Assets and other property held therein or credited thereto;

(4)	all Inventory;

(5)	all Payment Intangibles (including corporate and other tax refunds) other than Payment Intangibles which constitute identifiable proceeds of Term/Note Priority Collateral;

(6)

to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (5) constituting ABL Priority Collateral, all Documents, General Intangibles (other than Intellectual Property), Instruments (including promissory notes), Commercial Tort Claims or other claims and causes of action, documents of title, customs receipts, insurance, shipping and other documents and other materials related to the foregoing (including to the purchase or import of any Inventory);

(7)	all Investment Property (other than Equity Interests of any direct or indirect Subsidiary of New Pyxus Topco);

(8)

to the extent relating to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Supporting Obligations, Letter-of-Credit Rights, related letters of credit, guaranties and collateral liens;

(9)

all books and records relating to the items referred to in the preceding clauses (1) through (8) (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (8)); and

(10)

all substitutions, replacements, accessions, products and Proceeds (including, without limitation, Proceeds arising from the sale of any Accounts pursuant to a factoring, securitization, or other similar arrangement) of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing.

For the avoidance of doubt, except as provided in Section 2.3, under no circumstances shall any assets expressly excluded from the ABL Collateral (including any assets that are subject to an ABL Declined Lien or an ABL Excluded Lien) pursuant to any ABL Collateral Document constitute ABL Priority Collateral.

“ABL Recovery” shall have the meaning set forth in Section 6.5(a).

“Accounts” shall mean all now present and future “accounts” (as defined in Article 9 of the UCC).

“Affiliate” shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alter Domus” shall have the meaning set forth in the preamble.

“Bank Product Obligations” shall mean “Bank Product Obligations” as such term is defined in the ABL Credit Agreement as in effect on the date hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors (including any law or regulation pursuant to the UK Insolvency Regime) or any arrangement, scheme, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling or the assets or liabilities of New Pyxus Topco, the Grantors or any of their Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law, regulation or executive order to close.

“Cash Collateral” shall mean any Common Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

“Commercial Tort Claims” shall mean all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Common Collateral” shall mean collateral that is (or is required pursuant to the Financing Documents to be) both ABL Collateral and Term/Note Collateral (excluding, (i) solely with respect to the applicable ABL Agent and the ABL Lenders, any ABL Collateral that is subject to an ABL Declined Lien or an ABL Excluded Lien and (ii) solely with respect to the applicable Term/Note Agent and Term/Note Parties, any Term/Note Collateral that is subject to a Term/Note Declined Lien). For the avoidance of doubt, Intabex Collateral (as defined in the Intercreditor and Collateral Agency Agreement as in effect on the date hereof) does not constitute Common Collateral.

“Company” shall have the meaning set forth in the recitals.

“Copyrights” shall have the meaning set forth in the definition of “Intellectual Property.”

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“Designated ABL Agent” shall mean the Initial ABL Agent, or, if the Initial ABL Credit Agreement is no longer in effect, the ABL Agent under the then-outstanding ABL Credit Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“DIP Financing Liens” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding ABL Claims and, with respect to letters of credit outstanding thereunder, termination, delivery of cash collateral (in accordance with the terms of the ABL Loan Documents) or backstop letters of credit in respect thereof in compliance with the ABL Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder; provided that the Discharge of ABL Claims shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or ABL Claims, subject to compliance with Section 9.3. In the event the ABL Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Term/Note Claims” shall mean except to the extent otherwise provided in Section 5.7 below, (a) payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Term/Note Claims and/or (b) the satisfaction and discharge or the legal defeasance and/or covenant defeasance of the Obligations in respect of all outstanding Term/Note Claims; provided that the Discharge of Term/Note Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Term/Note Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Term/Note Claims, subject to compliance with Section 9.3. In the event the Term/Note Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Term/Note Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Equity Interests” shall have the meaning set forth in the Financing Documents and the Indenture on the date hereof.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Holder of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Holder of any remedy provided to a secured creditor on account of a Lien under any of the ABL Loan Documents or the Term/Note Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c) the taking of any action by any Holder or the exercise of any right or remedy by any Holder in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d) the appointment, on the application of a Holder, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e) the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Holder or by any other means at the direction of a Holder permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect other applicable law; and

(g) the exercise by a Holder of any voting rights relating to any Equity Interests included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection, (ii) the exercise of rights pursuant to Section 5.03(d) of the Initial ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement) by the ABL Lenders during the continuance of a Dominion Period (as defined in the ABL Credit Agreement), including the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the applicable ABL Agent in accordance with Section 5.03(d) of the Initial ABL Credit Agreement (or any substantially similar provision in any other ABL Credit Agreement), (iii) the reduction of advance rates or sub-limits by any ABL Agent and the ABL Lenders, (iv) the establishment of collateral ineligibles, or other conditions for advances, (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance and (vi) the consent by the Designated ABL Agent to dispositions by any Grantor of any of the ABL Priority Collateral.

“Existing ABL/Term Loan/Notes Intercreditor Agreement” shall have the meaning set forth in the recitals.

“Financial Assets” shall mean all present and future “financial assets” (as defined in Article 8 of the UCC).

“Financing Documents” shall mean, collectively, the ABL Credit Agreement and the Term/Note Financing Documents.

“First Priority Agents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Agents and (b) any Term/Note Priority Collateral, the Term/Note Agents.

“First Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Claims and (b) any Term/Note Priority Collateral, the Term/Note Claims.

“First Priority Collateral” shall mean, with respect to (a) the Term/Note Agents and the Term/Note Holders, the ABL Priority Collateral and (b) the ABL Agents and the ABL Lenders, the Term/Note Priority Collateral.

“First Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Loan Documents and (b) any Term/Note Priority Collateral, the Term/Note Documents.

“First Priority Holders” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Lenders and (b) any Term/Note Priority Collateral, the Term/Note Holders.

“Future ABL Indebtedness” shall mean secured Indebtedness or Obligations (other than Term/Note Claims and ABL Claims contemplated by clause (i) of the definition of “ABL Claims”) of New Pyxus Topco and its Subsidiaries, including revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from (or sell such receivables to) lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), renew, extend, refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this definition, whether or not such increase, replacement, renewal, extension refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not simultaneously with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this definition.

“Future Secured Term/Note Claims” shall mean the aggregate of the principal amount of all Future Secured Term/Note Indebtedness together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Term/Note Financing Documents or other Term/Note Documents related to such Future Secured Term/Note Indebtedness, including all fees, expenses and indemnities of the applicable agents, trustees and collateral agents thereunder, plus, all interest, expenses and indemnities accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Term/Note Financing Documents or other Term/Note Documents governing such Future Secured Term/Note Indebtedness whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Future Secured Term/Note Indebtedness” shall mean secured Indebtedness or Obligations, other than ABL Claims, of New Pyxus Topco and its Subsidiaries, including term loans, notes, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), renew, extend, refinance or refund in whole or in part from time to time any Term/Note Claims, whether or not such increase, replacement, renewal, extension refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not simultaneously with the repayment of the applicable Term/Note Claims or any under any other agreement or instrument.

“Grantors” shall mean the Parent Guarantors, the Company, and each of the Parent Guarantors’ other Subsidiaries that has executed and delivered an ABL Collateral Document and a Term/Note Collateral Document (for the avoidance of doubt, only if such Person has executed (or is required to execute) each of the foregoing).

“Holders” shall mean the collective reference to the ABL Lenders and the Term/Note Holders.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Financing Documents.

“Indenture” shall have the meaning set forth in the recitals.

“Initial ABL Agent” shall have the meaning set forth in clause (i) of the definition of the term “ABL Agents”.

“Initial ABL Credit Agreement” shall have the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case, procedure or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, recapitalization or adjustment or marshalling or the assets or liabilities, or other similar case or proceeding with respect to any Grantor or with respect to any of its assets or liabilities, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intabex” shall have the meaning set forth in the recitals.

“Intabex Term Loan Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Intabex Term Loan Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Intabex Term Loan Credit Agreement or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Term Loan Representative thereunder, plus, all interest, expenses and indemnities accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Intabex Term Loan Credit Agreement whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Intabex Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A hereto or any other form of joinder as may be acceptable to each ABL Agent and each Term/Note Agent. Each ABL Agent and each Term/Note Agent are authorized and directed to execute and deliver any Intercreditor Agreement Joinder in the form of Exhibit A hereto without the consent of any other Holder.

“Intercreditor and Collateral Agency Agreement” shall have the meaning given hereto in the recitals.

“Inventory” shall mean as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired “inventory”, as defined in Article 9 of the UCC.

“Investment Property” shall mean all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Equity Interests held by each of the Grantors.

“Letter-of-Credit Rights” shall mean all present and future “letter-of-credit rights” (as defined in Article 9 of the UCC).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Money” shall mean all present and future “money” (as defined in Article 9 of the UCC).

“New ABL Agent” shall have the meaning set forth in Section 9.3(d)(ii).

“New Pyxus Parent” shall have the meaning set forth in the recitals.

“New Pyxus Topco” shall have the meaning set forth in the preamble.

“New Term/Note Agent” shall have the meaning set forth in Section 9.3(d)(ii).

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any ABL Loan Document or Term/Note Document, as applicable, include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding whether or not a claim for post-filing interest is allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements and indemnities.

“Patents” shall have the meaning set forth in the definition of “Intellectual Property.”

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts (other than the Term/Note Collateral Account and Term/Note Trust Monies), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Common Collateral.

“Parent Guarantors” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the ABL Agents (or their respective agents or bailees) or the Term/Note Agents (or their respective agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“PNC” shall have the meaning set forth in the preamble.

“Proceeds” shall mean all “proceeds” (as defined in Article 9 of the UCC), together with any distribution, payment or other property received on account of any claim secured by ABL Collateral or Term/Note Collateral constituting Common Collateral in any Insolvency or Liquidation Proceeding.

“Pyxus Term Loan Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Pyxus Term Loan Credit Agreement, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Pyxus Term Loan Credit Agreement or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Term Loan Representative thereunder, plus, all interest, expenses and indemnities accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Pyxus Term Loan Credit Agreement whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Pyxus Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority Agents” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Agents and (b) any Term/Note Priority Collateral, the ABL Agents.

“Second Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Claims and (b) any Term/Note Priority Collateral, the ABL Claims.

“Second Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Documents and (b) any Term/Note Priority Collateral, the ABL Loan Documents.

“Second Priority Holders” shall mean, with respect to (a) any ABL Priority Collateral, the Term/Note Holders and (b) any Term/Note Priority Collateral, the ABL Lenders.

“Securities Accounts” shall mean all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies and “uncertificated securities” (each as defined in Article 8 of the UCC) and Security Entitlements contained therein.

“Securities” shall mean all present and future “Securities” (as defined in Article 8 of the UCC).

“Security Entitlements” shall mean all present and future “security entitlements” (as defined in Article 8 of the UCC).

“Senior Collateral Agent” shall mean, Alter Domus, in its capacity as a collateral agent for the Term/Note Claims, together with its successors and permitted exercising substantially the same rights and powers.

“Senior Notes” shall have the meaning set forth in the recitals.

“Senior Notes Claims” shall mean the aggregate of the principal amount of all Indebtedness incurred under the Indenture, together with any interest, fees, premiums (if any), attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Indenture or the documents related to such Indebtedness, including all fees, expenses and indemnities of the applicable Senior Notes Trustee and Senior Collateral Agent thereunder, plus, all interest, expenses and indemnities accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Indenture whether or not such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Notes Trustee” shall mean, collectively, Wilmington Trust, in its capacity as a trustee under the Indenture and the other documents entered into pursuant to the Indenture, together with its successors and permitted assigns under the Indenture exercising substantially the same rights and powers.

“Specified ABL Hedging Agreement” shall mean each “Secured Hedging Agreement” as such terms are defined in the ABL Credit Agreement as in effect on the date hereof.

“Subsidiary” shall mean any “Subsidiary” of New Pyxus Topco under (and as defined in) each of the Financing Documents and the Indenture.

“Supporting Obligations” shall mean all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“Term/Note Agents” shall mean, collectively, (i) the Senior Collateral Agent, (ii) the Term Loan Representatives, (iii) the Senior Notes Trustee and (iv) the administrative agents, trustees and collateral agents for any Future Secured Term/Note Indebtedness.

“Term/Note Claims” shall mean (i) the Pyxus Term Loan Claims, (ii) the Intabex Term Loan Claims, (iii) the Senior Notes Claims and any (iv) Future Secured Term/Note Claims.

“Term/Note Collateral” shall mean all of the assets of any Grantor party to any Term/Note Collateral Document, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to any Term/Note Agent under any of the Term/Note Collateral Documents.

“Term/Note Collateral Account” shall mean any deposit account or securities account required to be established pursuant to the Term/Note Documents solely for purposes of holding Term/Note Priority Collateral pending application as required under the Term/Note Documents (it being understood that ABL Priority Collateral deposited in a Term/Note Collateral Account shall continue to be ABL Priority Collateral).

“Term/Note Collateral Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, among the Parent Guarantors, the Company, the other Grantors party thereto, and the Senior Collateral Agent for the benefit of the secured parties referred to therein.

“Term/Note Collateral Documents” shall mean the Term/Note Collateral Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Term/Note Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Term/Note Declined Lien” shall have the meaning set forth in Section 2.3(b) hereof.

“Term/Note Documents” shall mean (i) the Term/Note Financing Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Term/Note Claims, (ii) any other document or instrument evidencing or governing any Future Secured Term/Note Indebtedness, (iii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) or (ii) at any time or otherwise evidencing or securing any Obligation arising under any such Term/Note Document and (iv) the Intercreditor and Collateral Agency Agreement.

“Term/Note Financing Documents” shall mean, collectively, the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Indenture and any credit agreement, indenture or any other financing agreement that is entered into by the Company or any other Grantor in connection with its incurrence of any Future Secured Term/Note Indebtedness.

“Term/Note Holders” shall mean the Persons holding Term/Note Claims, including the Term/Note Agents.

“Term/Note Only Grantors” shall mean all Term/Note Parties that are not required to be “Subsidiary Guarantors” pursuant to the Initial ABL Credit Agreement.

“Term/Note Parties” shall mean the “Pledgors” as defined in the Term/Note Collateral Documents.

“Term/Note Priority Collateral” shall mean all Common Collateral other than ABL Priority Collateral (and specifically including the Term/Note Collateral Account (so long as such deposit account or securities account, as applicable, does not contain any ABL Priority Collateral) and Term/Note Trust Monies), and all collateral security and guarantees with respect to any Term/Note Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as Proceeds of any Term/Note Priority Collateral. For the avoidance of doubt, except as provided in Section 2.3, under no circumstances shall any assets expressly excluded from the Term/Note Priority Collateral pursuant to any Term/Note Document constitute Term/Note Priority Collateral.

“Term/Note Recovery” shall have the meaning set forth in Section 6.5(b).

“Term/Note Trust Monies” shall mean any Term/Note Priority Collateral required pursuant to the Term/Note Documents to be deposited into a Term/Note Collateral Account.

“Term Loan Representatives” shall mean, collectively, (i) Alter Domus, in its capacity as administrative agent for the lenders under the Pyxus Term Loan Credit Agreement, (ii) Alter Domus, in its capacity as administrative agent for the lenders under the Intabex Term Loan Credit Agreement and (iii) each of the successors and permitted assigns of the foregoing under the respective Financing Documents exercising substantially the same rights and powers.

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“UK Insolvency Regime” means any law (including, for the avoidance of doubt, common law) or regulation in effect at the relevant time in the jurisdiction of England and Wales which relates to any corporate action, legal proceeding or other formal procedure in respect of:

(a) the suspension of payments, a moratorium of debts generally, a moratorium of indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Person;

(b) a composition, compromise, assignment or arrangement with the creditors of any Person;

(c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Person or any of its assets (in each case, other than in respect of a solvent liquidation); or

(d) enforcement of any Lien over the assets of any Person.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Wilmington Trust” shall have the meaning set forth in the preamble.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, renewed, restated, extended, supplemented, or otherwise modified or as the indebtedness in respect of which is, replaced, renewed, extended, refunded or refinanced in whole or in part, in each case in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive. All capitalized terms not defined herein or by reference to another agreement shall have the meaning assigned to such term in the UCC. The term “Instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. Notwithstanding (a) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency or failure to attach or perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of any of the foregoing) of any Liens granted to (i) the ABL Agents or the ABL Lenders on the Common Collateral or (ii) the Term/Note Agents or the Term/Note Holders on the Common Collateral, (b) any provision of the UCC, the Bankruptcy Code, or any applicable law or the ABL Loan Documents or the Term/Note Documents, (c) whether an ABL Agent, a Term/Note Agent, any Term/Note Holder, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (d) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (e) any other circumstance of any kind or nature whatsoever, each ABL Agent, on behalf of itself and each ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that:

(i) any Lien on the ABL Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term/Note Claims, and any Lien on the ABL Priority Collateral securing any Term/Note Claims now or hereafter held by or on behalf of a Term/Note Agent, any Term/Note Holder, or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims;

(ii) any Lien on the Term/Note Priority Collateral securing any Term/Note Claims now or hereafter held by or on behalf of a Term/Note Agent or any Term/Note Holders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term/Note Priority Collateral securing any ABL Claims and any Lien on the Term/Note Priority Collateral securing ABL Claims now or hereafter held by or on behalf of an ABL Agent or any ABL Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term/Note Priority Collateral securing any Term/Note Claims; and

(iii) all Liens on the ABL Priority Collateral securing any ABL Claims shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term/Note Claims for all purposes, whether or not such Liens securing any ABL Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person, and all Liens on the Term/Note Priority Collateral securing any Term/Note Claims shall be and remain senior in all respects and prior to all Liens on the Term/Note Priority Collateral securing any ABL Claims for all purposes, whether or not such Liens securing any Term/Note Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each ABL Agent, for itself and on behalf of each ABL Lender, and each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any ABL Claims held (or purported to be held) by or on behalf of any ABL Agent or any ABL Lender or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Term/Note Claims held (or purported to be held) by or on behalf of any Term/Note Agent or any Term/Note Holder in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed (x) to prevent or impair the rights of any ABL Agent or any ABL Lender to enforce this Agreement (including the priority of the Liens securing the ABL Claims as provided in Section 2.1 with respect to any ABL Priority Collateral) or any of the ABL Loan Documents or (y) to prevent or impair the rights of any Term/Note Agent or any Term/Note Holder to enforce this Agreement (including the priority of the Liens securing the Term/Note Claims as provided in Section 2.1 with respect to any Term/Note Priority Collateral) or any of the Term/Note Documents.

2.3 No New Liens.

(a) So long as the Discharge of ABL Claims has not occurred, each Term/Note Agent agrees, for itself and on behalf of each applicable Term/Note Holder, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Term/Note Claims that, to the extent permissible under applicable law, are not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents; provided that (i) this provision will not be violated with respect to any ABL Claims if each ABL Agent is given a reasonable opportunity to accept a Lien on any asset or property and such ABL Agent states in writing that the ABL Loan Documents in respect thereof prohibit such ABL Agent from accepting a Lien on such asset or property or such ABL Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, an “ABL Declined Lien”) and (ii) this provision shall not apply to a Lien in favor of any Term/Note Agent, for the benefit of the Term/Note Holders, over the assets of the Term/Note Only Grantors (the Liens in this clause (ii), the “ABL Excluded Liens”). If a Term/Note Agent or any Term/Note Holder shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents (other than an ABL Declined Lien or an ABL Excluded Lien), then the applicable Term/Note Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of any ABL Agent as security for the ABL Claims (subject to the Lien priority and other terms hereof).

(b) So long as the Discharge of Term/Note Claims has not occurred, each ABL Agent agrees, for itself and on behalf of each applicable ABL Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any ABL Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the Term/Note Claims under the Term/Note Documents; provided that this provision will not be violated with respect to any Term/Note Claims if each applicable Term/Note Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Term/Note Agent states in writing that the Term/Note Documents in respect thereof prohibit such Term/Note Agent from accepting a Lien on such asset or property or such Term/Note Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term/Note Declined Lien”). If any ABL Agent or any ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the Term/Note Claims under the Term/Note Documents (other than a Term/Note Declined Lien), then the applicable ABL Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Term/Note Agents as security for the Term/Note Claims (subject to the Lien priority and other terms hereof).

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 and the application of the proceeds thereof shall be effected in accordance with Section 4.2 and 4.3. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available thereunder, the ABL Agents, on behalf of the ABL Lenders, and the Term/Note Agents, on behalf of the Term/Note Holders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.4.

2.4 Perfection of Liens. Subject to Section 5.5, no First Priority Agent nor any First Priority Holder shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Holders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lenders as a class on the one hand, and the Term/Note Holders, as a class on the other hand, and shall not impose on the ABL Agents, the Term/Note Agents, the ABL Lenders, the Term/Note Holders, any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5 Waiver of Marshalling.

(a) Until the Discharge of ABL Claims, each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Priority Collateral.

(b) Until the Discharge of Term/Note Claims, each ABL Agent, on behalf of itself and the ABL Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term/Note Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term/Note Priority Collateral.

2.6 Certain Collateral. Notwithstanding anything herein or in any other document or agreement to the contrary, (a) the assets that are subject to an ABL Declined Lien or an ABL Excluded Lien shall not secure the ABL Claims and (b) the assets that are subject to a Term/Note Declined Lien shall not secure the Term/Note Claims.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of ABL Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 5.6, (i) no Term/Note Agent or Term/Note Holder will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff, recoupment or the right to credit bid debt, if any) with respect to any ABL Priority Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the ABL Priority Collateral by an ABL Agent or any ABL Lender in respect of the ABL Claims, the exercise of any right by an ABL Agent or any ABL Lender (or any agent or sub-agent on their behalf) in respect of the ABL Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which a Term/Note Agent or any Term/Note Holder either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise in respect of ABL Claims, or (z) object to any waiver or the forbearance by the ABL Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the ABL Priority Collateral or any other collateral in respect of ABL Claims and (ii) except as otherwise provided herein, the ABL Agents and the ABL Lenders shall have the exclusive right (as between any ABL Agent and any ABL Lender, on the one hand, and any Term/Note Agent and any Term/Note Holder, on the other hand) to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Term/Note Agent or any Term/Note Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, a Term/Note Agent may file a proof of claim or statement of interest with respect to the applicable Term/Note Claims and (B) a Term/Note Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Claims, or the rights of the ABL Agents or the ABL Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the ABL Priority Collateral; provided, further, that any Term/Note Agent or any Term/Note Holder may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (I) the date on which a Term/Note Agent declared the existence of an “Event of Default” under the applicable Term/Note Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Term/Note Claims, and demanded payment thereof and (II) the date on which each of the ABL Agents has received notice thereof from such Term/Note Agent; provided, further, however, that neither any Term/Note Agent nor any other Term/Note Holder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, any ABL Agent or any ABL Lender (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term/Note Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Agents and the ABL Lenders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral or other collateral upon foreclosure, to credit bid for such ABL Priority Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Term/Note Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 5.6, (i) no ABL Agent or ABL Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff, recoupment or the right to credit bid, if any) with respect to any Term/Note Priority Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the Term/Note Priority Collateral by a Term/Note Agent or any Term/Note Holder in respect of the Term/Note Claims, the exercise of any right by a Term/Note Agent or any Term/Note Holder (or any agent or sub-agent on their behalf) in respect of the Term/Note Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which an ABL Agent or any ABL Lender either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Term/Note Priority Collateral under the Term/Note Documents or otherwise in respect of Term/Note Claims, or (z) object to any waiver or the forbearance by the Term/Note Holders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Term/Note Priority Collateral or any other collateral in respect of Term/Note Claims and (ii) except as otherwise provided herein, the Term/Note Agents and the Term/Note Holders shall have the exclusive right (as between any Term/Note Agent and the Term/Note Holders, on the one hand, and any ABL Agent and any ABL Lender, on the other hand) to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Term/Note Priority Collateral without any consultation with or the consent of any ABL Agent or any ABL Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, an ABL Agent may file a proof of claim or statement of interest with respect to the applicable ABL Claims and (B) an ABL Agent may take any action (not adverse to the prior Liens on the Term/Note Priority Collateral securing the Term/Note Claims, or the rights of the Term/Note Agents or the Term/Note Holders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Term/Note Priority Collateral; provided, further, that an ABL Agent or any ABL Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (I) the date on which an

ABL Agent declared the existence of an “Event of Default” under the applicable ABL Loan Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Claims, and demanded payment thereof and (II) the date on which each of the Term/Note Agents have received notice thereof from such ABL Agent; provided, further, however, that neither any ABL Agent nor any other ABL Lender shall exercise any rights or remedies with respect to the Term/Note Priority Collateral if, notwithstanding the expiration of such 180-day period, any Term/Note Agent or any Term/Note Holder (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the Term/Note Priority Collateral (prompt written notice of such exercise to be given to the ABL Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the Term/Note Priority Collateral, the Term/Note Agents and the Term/Note Holders may enforce the provisions of the Term/Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term/Note Priority Collateral or other collateral upon foreclosure, to credit bid for such Term/Note Priority Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) So long as the Discharge of ABL Claims has not occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any ABL Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(a), the sole right (as between any ABL Agent and any ABL Lender, on the one hand, and any Term/Note Agent and the Term/Note Holders, on the other hand) of each Term/Note Agent and the Term/Note Holders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term/Note Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Claims has occurred.

(d) So long as the Discharge of Term/Note Claims has not occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender agrees that it will not take or receive any Term/Note Priority Collateral or any proceeds of Term/Note Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Term/Note Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term/Note Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(b), the sole right (as between any Term/Note Agent and the Term/Note Holders, on the one hand, and any ABL Agent and any ABL Lender, on the other hand) of each ABL Agent and the ABL Lenders with respect to the Term/Note Priority Collateral is to hold a Lien on the Term/Note Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term/Note Claims has occurred.

(e) Subject to the provisos in clause (ii) of Section 3.1(a) above and Section 5.6, (i) each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, agrees that the Term/Note Agents and the Term/Note Holders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any ABL Agent or the ABL Lenders with respect to the ABL Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and (ii) each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby waives any and all rights it or any such Term/Note Holder may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agents or the ABL Lenders seek to enforce or collect the ABL Claims with respect to the ABL Priority Collateral or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agents or ABL Lenders is adverse to the interests of the Term/Note Holders.

(f) Subject to the provisos in clause (ii) of Section 3.1(b) above and Section 5.6, (i) each ABL Agent, for itself and on behalf of each applicable ABL Lender, agrees that the ABL Agents and the ABL Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any Term/Note Agent or the Term/Note Holders with respect to the Term/Note Priority Collateral under the Term/Note Documents, including any sale, lease, exchange, transfer or other disposition of the Term/Note Priority Collateral, whether by foreclosure or otherwise, and (ii) each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby waives any and all rights it or any ABL Lender may have as a junior lien creditor or otherwise to object to the manner in which the Term/Note Agents or the Term/Note Holders seek to enforce or collect the Term/Note Claims with respect to the Term/Note Priority Collateral or the Liens granted in any of the Term/Note Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term/Note Agents or Term/Note Holders is adverse to the interests of the ABL Lenders.

(g) Each Term/Note Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Term/Note Document shall be deemed to restrict in any way the rights and remedies of the ABL Agents or the ABL Lenders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.

(h) Each ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term/Note Agents or the Term/Note Holders with respect to the Term/Note Priority Collateral as set forth in this Agreement and the Term/Note Documents.

3.2 Cooperation.

(a) Subject to the provisos in clause (ii) of Section 3.1(a), each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that, unless and until the Discharge of ABL Claims has occurred, it will not commence, or join with any Person (other than the ABL Lenders and the ABL Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Priority Collateral under any of the applicable Term/Note Documents or otherwise in respect of the applicable Term/Note Claims relating to the ABL Priority Collateral.

(b) Subject to the provisos in clause (ii) of Section 3.1(b), each ABL Agent, on behalf of itself and each ABL Lender, agrees that, unless and until the Discharge of Term/Note Claims has occurred, it will not commence, or join with any Person (other than the Term/Note Holders and the Term/Note Agents upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Term/Note Priority Collateral under any of the applicable ABL Loan Documents or otherwise in respect of the applicable ABL Claims relating to the Term/Note Priority Collateral.

3.3 Actions Upon Breach.

(a) If any Term/Note Holder, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(a)(ii)), this Agreement shall create an irrebuttable presumption and admission by such Term/Note Holder that relief against such Term/Note Holder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Lenders, it being understood and agreed by each Term/Note Agent on behalf of each applicable Term/Note Holder that (i) the ABL Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term/Note Holder waives any defense that the Grantors and/or the ABL Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(b) If any ABL Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term/Note Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(b)(ii)), this Agreement shall create an irrebuttable presumption and admission by such ABL Lender that relief against such ABL Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term/Note Holders, it being understood and agreed by each ABL Agent on behalf of each applicable ABL Lender that (i) the applicable Term/Note Holders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Lender waives any defense that the Grantors and/or the Term/Note Holders cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Payments.

4.1 Revolving Nature of ABL Claims. Each Term/Note Agent, for and on behalf of itself and each applicable Term/Note Holder, expressly acknowledges and agrees that (i) as of the date hereof, the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the applicable ABL Agent under the ABL Credit Agreement and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any ABL Agent upon any portion of the Common Collateral in connection with a permitted disposition under the ABL Credit Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Claims may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the Term/Note Holders and without affecting the provisions hereof (but, subject to the terms of this Agreement, without waiver of any rights or remedies any Term/Note Agent or Term/Note Holder may have against any Grantor pursuant to the Term/Note Documents); and (iii) all Payment Collateral or Cash Collateral received by any ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Claims at any time; provided, however, that from and after the date on which an ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by any ABL Agent or any ABL Lender in respect of any ABL Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Claims, the Term/Note Claims, or any portion thereof, in each case, except in accordance with Section 9.3 (to the extent applicable).

4.2 Application of Proceeds of ABL Priority Collateral. Each ABL Agent, on behalf of itself and each ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that the ABL Priority Collateral or proceeds thereof, regardless of source or form, received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the Exercise of Any Secured Creditor Remedies (whether during an Insolvency or Liquidation Proceeding or otherwise), or in connection with any distribution on account of ABL Priority Collateral (or any claim secured thereby) upon a sale or other disposition outside the ordinary course of business during the continuance of an Event of Default under the ABL Loan Documents or in an Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred,

second, to the payment of the Term/Note Claims in accordance with the Term/Note Documents and the Intercreditor and Collateral Agency Agreement until a Discharge of Term/Note Claims has occurred, and third, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.3 Application of Proceeds of Term/Note Priority Collateral. Each ABL Agent, on behalf of itself and each applicable ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, hereby agrees that the Term/Note Priority Collateral or proceeds thereof, regardless of source or form, received in connection with the sale or other disposition of, or collection on, such Term/Note Priority Collateral upon the Exercise of Any Secured Creditor Remedies (whether during an Insolvency or Liquidation Proceeding or otherwise), or in connection with any distribution on account of Term/Note Priority Collateral (or any claim secured thereby) upon a sale or other disposition outside the ordinary course of business during the continuance of an Event of Default under the Term/Note Documents or in an Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the Term/Note Claims in accordance with the Term/Note Documents and Intercreditor and Collateral Agency Agreement until a Discharge of Term/Note Claims has occurred,

second, to the extent such Term/Note Priority Collateral is ABL Collateral, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred, and third, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.4 Payments Over.

(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral or proceeds thereof received by a Term/Note Agent or any Term/Note Holder in connection with the exercise of any post-default right or remedy (including setoff or recoupment) relating to any such ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated ABL Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated ABL Agent is hereby authorized to make any such endorsements as agent for each Term/Note Agent or any such Term/Note Holder. This authorization is coupled with an interest and is irrevocable.

(b) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Term/Note Priority Collateral or proceeds thereof received by an ABL Agent or any ABL Lender in connection with the exercise of any post-default right or remedy (including setoff or recoupment) relating to any such Term/Note Priority Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent (and/or its designees) for the benefit of the Term/Note Holders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each ABL Agent or any such ABL Lender. This authorization is coupled with an interest and is irrevocable.

(c) Promptly upon the Discharge of ABL Claims, the ABL Agents shall deliver written notice confirming the same to the Term/Note Agents; provided that the failure to give any such notice shall not result in any liability of the ABL Agents or the other ABL Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term/Note Claims, the applicable Term/Note Agents shall deliver written notice confirming the same to the ABL Agents; provided that the failure to give any such notice shall not result in any liability of the Term/Note Agents or the Term/Note Holders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

4.5 Application of Proceeds of Mixed Collateral. Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term/Note Priority Collateral, in the event that Proceeds of Common Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Common Collateral that involves a combination of ABL Priority Collateral and Term/Note Priority Collateral, (i) the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts, which amount shall be equal to the face amount of such Accounts) and (ii) the portion of such Proceeds that shall be allocated as Proceeds of Term/Note Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such Term/Note Priority Collateral. In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term/Note Priority Collateral, to the extent Proceeds of Common Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Equity Interests of any Subsidiary of New Pyxus Topco that is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term/Note Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of) and the net book value of the Inventory owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1) and otherwise in the case of all other assets not described in clause (1), Term/Note Priority Collateral. In the event that amounts are received in respect of Equity Interests of, or intercompany loans issued to, any Grantor that holds Common Collateral in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of ABL Priority Collateral and Term/Note Priority Collateral and shall be allocated as Proceeds of ABL Priority Collateral and Term/Note Priority Collateral in proportion to the ABL Priority Collateral and Term/Note Priority Collateral owned at such time by the issuer of such Equity Interests or intercompany loans (with such proportion to be determined in the same manner as is set forth in the immediately preceding sentence as it relates to a sale or disposition of Equity Interests).

SECTION 5. Other Agreements.

5.1 Releases.

(a) If, at any time any Grantor or the holder of any ABL Claim delivers notice to the Term/Note Agents that any specified ABL Priority Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of Equity Interests in any Subsidiary, any ABL Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof):

(i) by the owner of such ABL Priority Collateral in a transaction permitted under each of the Financing Documents and not prohibited under any other ABL Loan Document (if any) or any other Term/Note Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) the ABL Credit Agreement (or any other definitive documentation governing Future ABL Indebtedness) by the owner of such ABL Priority Collateral (to the extent the applicable ABL Agents have consented to such sale, transfer or disposition) or by an ABL Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Term/Note Holders upon such ABL Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Priority Collateral securing ABL Claims are released and discharged. Upon delivery to each Term/Note Agent of a notice from the applicable ABL Agent stating that any release of Liens by the ABL Agents securing or supporting the ABL Claims on any ABL Priority Collateral has become effective (or shall become effective upon each Term/Note Agent’s release), each applicable Term/Note Agent will promptly execute and deliver, and authorize the filing of, such instruments, releases, termination statements or other documents (including UCC-3 termination statements, mortgage releases and termination of USPTO and Copyright filings) in all relevant jurisdictions confirming such release on customary terms at the request and expense of the Company.

Each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby irrevocably constitutes and appoints each ABL Agent and any officer or agent of such ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term/Note Agent or such Term/Note Holder or in such ABL Agent’s own name, from time to time in such ABL Agent’s determination, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including authorizing the filing of any termination statements, endorsements or other instruments of transfer or release; provided that the applicable ABL Agent shall not exercise such power of attorney unless the Term/Note Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable ABL Agent.

(b) Subject to Section 5.6, if, at any time any Grantor or the holder of any Term/Note Claim delivers notice to the ABL Agents that any specified Term/Note Priority Collateral (including all or substantially all of the Equity Interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of Equity Interests in any Subsidiary, any Term/Note Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:

(i) by the owner of such Term/Note Priority Collateral in a transaction permitted under each of the Financing Documents and the Indenture and not prohibited under any other Term/Note Document (if any) and ABL Loan Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) the Term/Note Financing Documents by the owner of such Term/Note Priority Collateral (to the extent the applicable Term/Note Agents have consented to such sale, transfer or disposition) or by a Term/Note Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the ABL Lenders upon such Term/Note Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Term/Note Priority Collateral securing Term/Note Claims are released and discharged. Upon delivery to each ABL Agent of a notice from the applicable Term/Note Agent stating that any release of Liens by the Term/Note Agents securing or supporting the Term/Note Claims on any Term/Note Priority Collateral has become effective (or shall become effective upon each ABL Agent’s release), each ABL Agent will promptly execute and deliver, and authorize the filing of, such instruments, releases, termination statements or other documents (including UCC-3 termination statements, mortgage releases and termination of USPTO and Copyright filings) in all relevant jurisdictions confirming such release on customary terms at the request and expense of the Company.

Each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby irrevocably constitutes and appoints each Term/Note Agent and any officer or agent of such Term/Note Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such ABL Agent or such ABL Lender or in such Term/Note Agent’s own name, from time to time in such Term/Note Agent’s determination, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including authorizing the filing of any termination statements, endorsements or other instruments of transfer or release; provided that the applicable Term/Note Agent shall not exercise such power of attorney unless the ABL Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the applicable Term/Note Agent.

(c) Unless and until the Discharge of ABL Claims has occurred, each Term/Note Agent, for itself and on behalf of each applicable Term/Note Holder, hereby consents to the application, whether prior to or after a default, of proceeds of ABL Priority Collateral to the repayment of ABL Claims pursuant to the ABL Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term/Note Agents or the Term/Note Holders to receive proceeds in connection with the Term/Note Claims not otherwise in contravention of this Agreement.

(d) Unless and until the Discharge of Term/Note Claims has occurred, each ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby consents to the application, whether prior to or after a default, of proceeds of Term/Note Priority Collateral to the repayment of Term/Note Claims pursuant to the Term/Note Financing Documents; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agents or the ABL Lenders to receive proceeds in connection with the ABL Claims not otherwise in contravention of this Agreement.

5.2 Insurance.

(a) Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b) Unless and until the Discharge of ABL Claims has occurred, the ABL Agents and the ABL Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term/Note Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term/Note Priority Collateral, and if the applicable ABL Agents and the applicable Term/Note Agent(s) are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of ABL Claims has occurred, all proceeds of any such policy and any such award if in respect of the ABL Priority Collateral shall be paid in accordance with the terms of Section 4.2. If a Term/Note Agent or any Term/Note Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the applicable ABL Agent in accordance with the terms of Section 4.4.

(c) Unless and until the Discharge of Term/Note Claims has occurred, the Term/Note Agents and the Term/Note Holders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term/Note Documents, to adjust settlement for any insurance policy covering the Term/Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Term/Note Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term/Note Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term/Note Priority Collateral, and if the applicable ABL Agents and the applicable Term/Note Agents are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of Term/Note Claims has occurred, all proceeds of any such policy and any such award if in respect of the Term/Note Priority Collateral shall be paid in accordance with the terms of Section 4.3. If an ABL Agent or any ABL Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the applicable Term/Note Agent in accordance with the terms of Section 4.4.

5.3 Amendments to ABL Loan Documents and Term/Note Documents.

(a) Each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, hereby agrees that, without affecting the obligations of the Term/Note Agents and the Term/Note Holders hereunder, each ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole determination without the consent of or notice to any Term/Note Agent or any Term/Note Holder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term/Note Agent or any Term/Note Holder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Claims, and in connection therewith to enter into any additional ABL Loan Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Claims;

(iv) subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Claims; and

(vii) otherwise administer the ABL Claims as the applicable ABL Agent shall determine.

(b) Each ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agents and the ABL Lenders hereunder, each Term/Note Agent and the Term/Note Holders may, at any time and from time to time, in their sole determination without the consent of or notice to an ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to an ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Term/Note Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Term/Note Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term/Note Documents or any of the Term/Note Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term/Note Claims, and in connection therewith to enter into any additional Term/Note Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term/Note Claims;

(iv) subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term/Note Claims; and

(vii) otherwise administer the Term/Note Claims as the applicable Term/Note Agent shall determine.

(c) The ABL Claims and the Term/Note Claims may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or any Term/Note Document) of the ABL Agents, the ABL Lenders, the Term/Note Agents or the Term/Note Holders, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) comply with Section 9.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the ABL Loan Documents and the Term/Note Documents.

5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Holders may exercise rights and remedies as an unsecured creditor against New Pyxus Topco, any Grantor or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Holder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Holder of rights or remedies as a secured creditor in respect of the applicable portion of the Common Collateral or (b) enforcement in contravention of this Agreement or any other applicable intercreditor agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Holder becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agents or the ABL Lenders may have with respect to the ABL Priority Collateral, or any rights or remedies the Term/Note Agents or the Term/Note Holders may have with respect to the Term/Note Priority Collateral.

5.5 First Priority Agent as Gratuitous Bailee for Perfection.

(a) Each ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Term/Note Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term/Note Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC). Each Term/Note Agent agrees to hold the Pledged Collateral that is part of the Term/Note Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC).

(b) (i) Each ABL Agent agrees to hold the Deposit Account Collateral that is part of the ABL Collateral and controlled by such ABL Agent as gratuitous agent for each Term/Note Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term/Note Collateral Documents, subject to the terms and conditions of this Section 5.5 and (ii) each Term/Note Agent agrees to hold the Deposit Account Collateral that is part of the Term/Note Priority Collateral and controlled by such Term/Note Agent as gratuitous agent for each ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of ABL Claims has occurred, each ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens under the Term/Note Collateral Documents did not exist. The rights of each Term/Note Agent and the Term/Note Holders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of Term/Note Claims has occurred, each Term/Note Agent shall be entitled to deal with the Pledged Collateral constituting Term/Note Priority Collateral in accordance with the terms of the Term/Note Documents as if the Liens under the ABL Collateral Documents did not exist. The rights of each ABL Agent and the ABL Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) No First Priority Agent shall have any obligation whatsoever to any Second Priority Agent or any Second Priority Holder to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of each First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Holders.

(e) No First Priority Agent shall have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Holder and the Second Priority Agents and the Second Priority Holders hereby waive and release each First Priority Agent from all claims and liabilities arising pursuant to each First Priority Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(f) Upon the Discharge of ABL Claims, each ABL Agent shall deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting ABL Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Senior Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each ABL Agent for loss or damage suffered by such ABL Agent as a result of such transfer except for loss or damage suffered by such ABL Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). No ABL Agent has any obligation to follow instructions from a Term/Note Agent in contravention of this Agreement.

(g) Upon the Discharge of Term/Note Claims, each Term/Note Agent shall deliver to the Designated ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting Term/Note Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Designated ABL Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Term/Note Agent for loss or damage suffered by such Term/Note Agent as a result of such transfer except for loss or damage suffered by such Term/Note Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). No Term/Note Agent has any obligation to follow instructions from an ABL Agent in contravention of this Agreement.

5.6 Access to Premises and Cooperation.

(a) If an ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, each Term/Note Agent and the Term/Note Holders (i) shall cooperate with such ABL Agent (at the sole cost and expense of the Grantors and subject to the condition that the Term/Note Agents and the Term/Note Holders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to a Term/Note Agent or the Term/Note Holders) in its efforts to enforce its security interest in the ABL Priority Collateral and to allow such ABL Agent to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect such ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral and (iii) shall permit such ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Lenders and upon reasonable advance notice, to use the Term/Note Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) Intellectual Property, in each case only to the extent and for so long as required to effect an enforcement action with respect to the ABL Priority Collateral), for a period not to exceed 180 days after the taking of such enforcement action with respect to such ABL Priority Collateral, for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing and transporting any or all of the ABL Priority Collateral located in or on such Term/Note Priority Collateral, if any, (D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, or (E) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agents and the ABL Lenders in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term/Note Agents or the Term/Note Holders from selling, assigning or otherwise transferring any Term/Note Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. In connection with the use of Intellectual Property constituting Term/Note Priority Collateral pursuant to clause (iii)(y) above in the first sentence of this clause (a), each Term/Note Agent (and any purchaser, assignee or transferee of assets as provided in the proviso to the first sentence of this clause (a)) (1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to each ABL Agent of a non-exclusive worldwide royalty-free license to use any Intellectual Property or proprietary information of such Grantor that is subject to a Lien held by such Term/Note Agent (or any Intellectual Property or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (2) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to each ABL Agent a non-exclusive worldwide royalty-free license to use any Intellectual Property or proprietary information that is subject to a Lien held by such Term/Note Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case for the purposes set forth in clauses (A) through (E) of this paragraph.

(b) During the period of actual use or control by an ABL Agent or its agents or representatives of any Term/Note Priority Collateral, such ABL Agent and the ABL Lenders shall (i) be responsible for the ordinary course third party expenses related thereto, and (ii) be obligated to repair at their expense any physical damage to such Term/Note Priority Collateral resulting from such use or control, and to leave such Term/Note Priority Collateral in substantially the same condition as it was at the commencement of such use or control, in each case ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall any ABL Agent or the ABL Lenders have any liability to the Term/Note Agents or the Term/Note Holders pursuant to this Section 5.6 as a result of the condition of any Term/Note Priority Collateral existing prior to the date of the exercise by such ABL Agent and the ABL Lenders of their rights under this Section 5.6, and the ABL Agents and the ABL Lenders shall have no duty or liability to maintain the Term/Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the applicable ABL Agents, or for any diminution in the value of the Term/Note Priority Collateral that results from (i) ordinary wear and tear resulting from the use of the Term/Note Priority Collateral by the ABL Agents in the manner and for the time periods specified under this Section 5.6 and (ii) the absence of the ABL Priority Collateral therefrom. Without limiting the rights granted in this paragraph, each ABL Agent and the ABL Lenders shall cooperate with the Term/Note Agents and the Term/Note Holders in connection with any efforts made by the Term/Note Agents and the Term/Note Holders to sell the Term/Note Priority Collateral.

(c) If a Term/Note Agent takes any enforcement action with respect to the Term/Note Priority Collateral, each ABL Agent and the ABL Lenders (i) shall cooperate with such Term/Note Agent (at the sole cost and expense of the Grantors and subject to the condition that the ABL Agents and the ABL Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agents or the ABL Lenders) in its efforts to enforce its security interest in the Term/Note Priority Collateral and assemble the Term/Note Priority Collateral and (ii) shall not take any action designed or intended to hinder or restrict in any respect such Term/Note Agent from enforcing its security interest in the Term/Note Priority Collateral or from assembling the Term/Note Priority Collateral.

(d) Each Term/Note Agent agrees that if an ABL Agent shall require rights available under any permit or license controlled by such Term/Note Agent in order to realize on any ABL Priority Collateral, such Term/Note Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable ABL Agent to make such rights available to such ABL Agent, subject to the Liens of the Term/Note Agents and the Term/Note Holders. Each ABL Agent agrees that if a Term/Note Agent shall require rights available under any permit or license controlled by such ABL Agent in order to realize on any Term/Note Priority Collateral, such ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable Term/Note Agent to make such rights available to such Term/Note Agent, subject to the Liens of the ABL Agents and the ABL Lenders.

5.7 No Release If Event of Default; Reinstatement.

(a) If, concurrently with (or after) the Discharge of ABL Claims has occurred, the Company incurs any ABL Claims in accordance with Section 9.3, then such Discharge of ABL Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Term/Note Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of ABL Claims), and the applicable agreement governing such ABL Claims shall automatically be treated as the ABL Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable ABL Agent of amendments, waivers and consents hereunder.

(b) If, concurrently with (or after) the Discharge of Term/Note Claims has occurred, the Company incurs any Term/Note Claims in accordance with Section 9.3, then such Discharge of Term/Note Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by an ABL Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Term/Note Claims), and the applicable agreement governing such Term/Note Claims shall automatically be treated as a Term/Note Financing Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Term/Note Agent of amendments, waivers and consents hereunder.

5.8 Legends. Each party hereto agrees that each Financing Document, the Term/Note Collateral Agreement and the ABL Collateral Agreement shall contain the applicable provisions set forth on Schedule I hereto, or similar provisions approved by the ABL Agents and the Term/Note Agents, which approval shall not be unreasonably withheld or delayed.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law, then each Second Priority Agent, on behalf of itself and each Second Priority Holder, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the Liens on First Priority Collateral securing such DIP Financing (the “DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless any First Priority Agent or First Priority Holders shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not object on the basis of lack of adequate protection or seek any other relief in connection therewith and, to the extent the Liens securing the First Priority Claims under the First Priority Documents are subordinated or pari passu with such DIP Financing Liens, will subordinate its Liens in the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Claims are so subordinated to Liens securing First Priority Claims under this Agreement; provided, (i) any Term/Note Agent and any Term/Note Holder may object to (A) any DIP Financing proposed to be secured by Liens on the Term/Note Priority Collateral ranking senior to or pari passu with the Liens on the Term/Note Priority Collateral securing the Term/Note Claims, and (B) any use of cash collateral constituting Term/Note Priority Collateral, (ii) any ABL Agent or ABL Lender may object to (A) any DIP Financing proposed to be secured by Liens on the ABL Priority Collateral ranking senior to or pari passu with the Liens on the ABL Priority Collateral securing the ABL Claims, and (B) any use of cash collateral constituting ABL Priority Collateral and (iii) the terms of such DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Claims made by any First Priority Agent or any holder of First Priority Claims with regard to First Priority Collateral, (c) any lawful exercise by any holder of First Priority Claims of the right to credit bid First Priority Claims at any sale in foreclosure of First Priority Collateral, (d) any other request for judicial relief made in any court by any holder of First Priority Claims relating to the lawful enforcement of any Lien on First Priority Collateral or (e) any order relating to a sale of First Priority Collateral for which any First Priority Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the ABL Agents or the Term/Note Agents in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

6.2 Relief from the Automatic Stay. Until the Discharge of ABL Claims has occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agents. Until the Discharge of Term/Note Claims has occurred, each ABL Agent, on behalf of itself and each ABL Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term/Note Priority Collateral, without the prior written consent of the Senior Collateral Agent.

6.3 Adequate Protection.

(a) Each Term/Note Agent, on behalf of itself and the applicable Term/Note Holders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by any ABL Agent or the ABL Lenders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Term/Note Priority Collateral and subject to clause (c) below); or

(ii) any objection by any ABL Agent or ABL Lender to any motion, relief, action or proceeding based on such ABL Agent or the other ABL Lender claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) Each ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by any Term/Note Agent or Term/Note Holder for adequate protection with respect to the Term/Note Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral and subject to clause (c) below); or

(ii) any objection by any Term/Note Agent or Term/Note Holder to any motion, relief, action or proceeding based on such Term/Note Agent or the applicable Term/Note Holders claiming a lack of adequate protection with respect to the Term/Note Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i) no Term/Note Agent or Term/Note Holder shall be entitled (and each Term/Note Agent and Term/Note Holder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral, except as may be consented to in writing by each ABL Agent in its sole and absolute discretion; provided, however, subject to Section 6.1, the Term/Note Agents and the Term/Note Holders may seek and obtain adequate protection in the form of an additional or replacement Lien on the ABL Priority Collateral and/or any other assets of the Grantors, so long as (i) the ABL Agents and the ABL Lenders have been granted adequate protection in the form of a replacement Lien on such ABL Priority Collateral or such other assets and (ii) any such Lien on ABL Priority Collateral (and such other assets of the type constituting ABL Priority Collateral) is subordinated to the Liens of the ABL Agents in such ABL Priority Collateral (and such other assets) on the same basis as the other Liens of the Term/Note Agents on ABL Priority Collateral; and

(B) to seek any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of ABL Priority Collateral (except as may be consented to by each ABL Agent in writing in its sole and absolute discretion);

(ii) no ABL Agent or ABL Lender shall be entitled (and each ABL Agent and each ABL Lender shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection in respect of Term/Note Priority Collateral, except as may be consented to in writing by the Senior Collateral Agent in its sole and absolute discretion; provided, however, subject to Section 6.1, the ABL Agents and ABL Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on Term/Note Priority Collateral and/or any other assets of the Grantors (excluding assets that are subject to an ABL Excluded Lien) so long as (i) the Term/Note Agents and Term/Note Holders have been granted adequate protection in the form of a replacement Lien on such Term/Note Priority Collateral or such other assets and (ii) any such Lien on Term/Note Priority Collateral (and such other assets of the type constituting Term/Note Priority Collateral) is subordinated to the Liens of the Term/Note Agents in such Term/Note Priority Collateral (and such other assets) on the same basis as the other Liens of the ABL Agents on Term/Note Priority Collateral; and

(B) to seek any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Term/Note Priority Collateral (except as may be consented to in writing by the Senior Collateral Agent in its sole and absolute discretion).

(d) Nothing herein shall limit the rights of the Term/Note Agents and the Term/Note Holders from seeking adequate protection with respect to their rights in the Term/Note Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement. Nothing herein shall limit the rights of the ABL Agents or the ABL Lenders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of Term/Note Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4 Post-Petition Interest.

(a) Neither the Term/Note Agents nor any Term/Note Holder shall oppose or seek to challenge any claim by any ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of any ABL Agent on behalf of the ABL Lenders on (x) the ABL Priority Collateral, without regard to the existence of the Lien of the Term/Note Agents on behalf of the Term/Note Holders on the ABL Priority Collateral and (y) the Term/Note Priority Collateral, after taking into account the Lien of the Term/Note Agents on behalf of the Term/Note Holders on the Term/Note Priority Collateral.

(b) Neither the ABL Agents nor any ABL Lender shall oppose or seek to challenge any claim by any Term/Note Agent or any Term/Note Holder for allowance in any Insolvency or Liquidation Proceeding of Term/Note Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of any Term/Note Agent on behalf of any Term/Note Holders on (x) the Term/Note Priority Collateral, without regard to the existence of the Lien of the ABL Agents on behalf of the ABL Lenders on the Term/Note Priority Collateral and (y) the ABL Priority Collateral, after taking into account the Lien of the ABL Agents on behalf of the ABL Lenders on the ABL Priority Collateral.

6.5 Avoidance Issues.

(a) If any ABL Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (an “ABL Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the ABL Claims shall be deemed to be reinstated to the extent of such ABL Recovery and to be outstanding as if such payment had not occurred and the ABL Lenders shall be entitled to a Discharge of ABL Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(b) If any Term/Note Holder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Term/Note Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Term/Note Claims shall be deemed to be reinstated to the extent of such Term/Note Recovery and to be outstanding as if such payment had not occurred and the Term/Note Holders shall be entitled to a Discharge of Term/Note Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Term/Note Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.6 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.7 Waivers. Until the Discharge of ABL Claims has occurred, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Claims for costs or expenses of preserving or disposing of any ABL Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any ABL Lender of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to any ABL Priority Collateral. Until the Discharge of Term/Note Claims has occurred, each ABL Agent, on behalf of itself and each applicable ABL Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on Term/Note Priority Collateral securing the Term/Note Claims for costs or expenses of preserving or disposing of any Term/Note Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by the Senior Collateral Agent of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to any Term/Note Priority Collateral.

6.8 Separate Grants of Liens. Each Term/Note Holder and each ABL Lender acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term/Note Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term/Note Claims are fundamentally different from the ABL Claims and must be separately classified in any plan of reorganization (or other plan of similar effect under any Bankruptcy Laws) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term/Note Holders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Lenders and the Term/Note Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Claims, on the one hand, and the Term/Note Claims, on the other hand, against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term/Note Priority Collateral is sufficient, the ABL Lenders or the Term/Note Holders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Common Collateral in which each of the ABL Lenders and the Term/Note Holders, respectively, have a First Priority Claim, before any distribution is made in respect of the claims held by the other Holders from such Common Collateral, with the other Holders hereby acknowledging and agreeing to turn over to the respective other Holders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9 Plan of Reorganization.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the Common Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Claims and on account of Term/Note Claims, then, to the extent the debt obligations distributed on account of the ABL Claims and on account of the Term/Note Claims are secured by Liens upon the same Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) Each of the ABL Lenders and the Term/Note Holders may vote on any plan of reorganization or similar dispositive restructuring plan with respect to the ABL Claims and the Term/Note Claims (as applicable); provided that none of the ABL Lenders or the Term/Note Holders shall propose, vote to accept, or otherwise support a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, or any other document, agreement or proposal similar to the foregoing that is inconsistent with or in contravention of the terms of this Agreement (including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or in part, the provisions of Section 2, Section 4 (including Proceeds waterfall priorities) or Section 6.

SECTION 7. Purchase Options

7.1 Notice of Exercise. (a) Upon the earliest of (A) the occurrence and during the continuance of an “Event of Default” under Section 11.01 or Section 11.05 of the ABL Credit Agreement or the corresponding provisions of any other ABL Credit Agreement, or an “Event of Default” thereunder caused by the commencement of an Insolvency or Liquidation Proceeding or any similar proceeding, if such Event of Default remains uncured or unwaived for at least thirty (30)

consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies, (B) the date of the acceleration of the final maturity of the loans under the ABL Credit Agreement and (C) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the ABL Credit Agreement, all or a portion of the Term/Note Holders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Agents to purchase all, but not less than all, of the Obligations (as defined in the ABL Credit Agreement) from the ABL Lenders. Such notice from such Term/Note Holders to the ABL Agents shall be irrevocable.

(b) Upon the earliest of (i) the occurrence and during the continuance of an “Event of Default” caused by the failure to make a payment when due or the commencement of an Insolvency or Liquidation Proceeding or any similar proceeding, under any of the Term/Note Financing Documents, as applicable, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Term/Note Holders have not agreed to forbear from the exercise of remedies, (ii) the date of the acceleration of the final maturity of the obligations under the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement or the Indenture, as applicable, and (iii) the failure to pay all outstanding obligations in full in cash on the final maturity date of the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement or the Indenture, all or a portion of the ABL Lenders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the Term/Note Agents (which notice the applicable Term/Note Agents shall promptly forward to each Holder of Term/Note Claims) to purchase all, but not less than all, of the Obligations (as defined in the Term/Note Financing Documents) from the Term/Note Holders. Such notice from such ABL Lenders to the Term/Note Agents shall be irrevocable.

7.2 Purchase and Sale. (a) On the date specified by the relevant Term/Note Holders in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Agents of the notice of the relevant Term/Note Holders’ election to exercise such option), the ABL Lenders shall sell to the relevant Term/Note Holders, and the relevant Term/Note Holders shall purchase from the ABL Lenders, the Obligations (as defined in the ABL Credit Agreement), provided that the ABL Agents and the ABL Lenders shall retain all rights to be indemnified or held harmless by the ABL Loan Parties in accordance with the terms of the ABL Loan Documents but shall not retain any rights to the security therefor.

(b) On the date specified by the relevant ABL Lenders in the notice contemplated by Section 7.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the Term/Note Agents of the notice of the relevant ABL Lenders’ election to exercise such option), the Term/Note Holders shall sell to the relevant ABL Lenders, and the relevant ABL Lenders shall purchase from the Term/Note Holders, the Obligations (as defined in the Term/Note Financing Documents), provided that the Term/Note Agents and the Term/Note Holders shall retain all rights to be indemnified or held harmless by the Term/Note Parties in accordance with the terms of the Term/Note Documents but shall not retain any rights to the security therefor.

7.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term/Note Holders or the relevant ABL Lenders, as applicable, shall (a) pay to the applicable ABL Agent for the benefit of the ABL Lenders (with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement)) or to the applicable Term/Note Holders or the applicable Term/Note Agent for the benefit of the applicable Term/Note Holder (with respect to a purchase of the Obligations (as defined in the Term/Note Financing Documents)) as the purchase price therefor the full amount of all the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, then outstanding and unpaid (including 100% of the principal amount thereof and all accrued and unpaid, interest, fees and premium (if any) thereon, as well as all expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), furnish cash collateral to the applicable ABL Agent in a manner and in such amounts as such ABL Agent determines is reasonably necessary to secure the ABL Agents, the ABL Lenders, letter of credit issuing banks and applicable Affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Loan Documents, (c) with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), agree to reimburse the applicable ABL Agents, the ABL Lenders and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Obligations (as defined in the ABL Credit Agreement), and/or as to which such ABL Agent has not yet received final payment, (d) with respect to a purchase of the Obligations (as defined in the Term/Note Financing Documents), furnish cash collateral to the applicable Term/Note Agent in a manner and in such amounts as such Term/Note Agent determines is reasonably necessary to secure such Term/Note Agent, the Term/Note Holders and applicable Affiliates in connection with any hedging obligations and cash management obligations secured by the Term/Note Documents and (e) agree to reimburse the ABL Lenders or the Term/Note Holders, as applicable, and with respect to a purchase of the Obligations (as defined in the ABL Credit Agreement), letter of credit issuing banks, in respect of indemnification obligations of the ABL Loan Parties or the Term/Note Parties, as applicable, as to matters or circumstances known to the applicable ABL Agent, or the applicable Term/Note Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Lenders, the Term/Note Holders or letter of credit issuing banks, as applicable. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the applicable ABL Agent, Term/Note Agent and/or the applicable Term/Note Holders, as applicable, may designate in writing for such purpose.

7.4 Limitation on Representations and Warranties. Any purchase under this Section 7 shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Agent or the applicable Term/Note Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, being purchased from it, (b) that such ABL Lender or Term/Note Holder, as applicable, owns the Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents), as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Lender or Term/Note Holder, as applicable, has the right to assign such Obligations (as defined in the ABL Credit Agreement) or Obligations (as defined in the Term/Note Financing Documents) as applicable, and the assignment is duly authorized.

7.5 Grantor Consent. In connection with any assignments under, and as contemplated by, this Section 7, each Grantor hereby consents and agrees thereto and agrees that no further consents of any such Grantor shall be required pursuant to the terms of any Financing Document.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. The consent by the First Priority Holders to the execution and delivery of the Second Priority Documents to which the First Priority Holders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Holders to New Pyxus Topco or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Holder, acknowledges that it and the applicable Second Priority Holders are not entitled to rely on any credit decision or other decisions made by any First Priority Agent or any First Priority Holder in taking or not taking any action under the applicable Second Priority Document or this Agreement.

8.2 No Warranties or Liability. Except as set forth in Section 9.14, no First Priority Agent or First Priority Holder shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Holders will be entitled to administer their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole determination, deem appropriate, and the First Priority Holders may administer their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Holders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. No First Priority Agent or First Priority Holder shall have any duty to any Second Priority Agent or any Second Priority Holder to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with New Pyxus Topco or any Subsidiary (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Term/Note Agent or an ABL Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Term/Note Agent or ABL Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code. Except as expressly set forth in this Agreement, the First Priority Agents, the First Priority Holders, the Second Priority Agents and the Second Priority Holders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Claims, the Second Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.3 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agents and the First Priority Holders, and the Second Priority Agents and the Second Priority Holders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document, of the terms of any Term/Note Financing Document or any other Term/Note Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims, the Second Priority Claims, any First Priority Agent or any First Priority Holders, or of any Second Priority Agent or any Second Priority Holders in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. Subject to Section 9.18, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term/Note Document, the provisions of this Agreement shall govern and control. Solely as among the Term/Note Holders, in the event of any conflict between this Agreement and the Intercreditor and Collateral Agency Agreement with respect to the Term/Note Priority Collateral, the Intercreditor and Collateral Agency Agreement shall govern and control.

9.2 Term of this Agreement; Severability. (a) This is a continuing agreement of lien subordination and the First Priority Holders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the ABL Agents, the ABL Lenders and the ABL Claims, upon the Discharge of ABL Claims, subject to the rights of the ABL Lenders under Section 6.5; and

(ii) with respect to the Term/Note Agents, the Term/Note Holders and the Term/Note Claims, upon the Discharge of Term/Note Claims, subject to the rights of the Term/Note Holders under Section 6.5.

9.3 Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agents or the Term/Note Agents shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

(b) Subject to compliance with Section 9.3(d) below, upon any Refinancing in full of the ABL Credit Agreement or any Term/Note Financing Document then in effect, the Grantors will be permitted to designate the agreement which Refinances such ABL Credit Agreement or such Term/Note Financing Document as the replacement ABL Credit Agreement or a replacement Term/Note Financing Document in which case such designated agreement shall thereafter constitute the ABL Credit Agreement or a Term/Note Financing Document, as the case may be, for purposes hereof; provided that each predecessor ABL Credit Agreement and Term/Note Financing Document shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 6.5 hereof) as applied to such agreements, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(c) Subject to compliance with the following clauses (d) through (g), notwithstanding anything in this Section 9.3 to the contrary, this Agreement may be amended from time to time at the request of the Company in accordance with clauses (d) through (g) below, at the Company’s expense, and without the consent of any ABL Agent or Term/Note Agent to (i) add other parties holding Future Secured Term/Note Indebtedness or Future ABL Indebtedness to the extent such Indebtedness (and the Liens thereon) are not prohibited by the Financing Documents then extant, (ii) in the case of Future Secured Term/Note Indebtedness, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term/Note Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims, and (2) provide to the holders of such Future Secured Term/Note Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agents) as are provided to the holders of Term/Note Claims under this Agreement (provided, that any Future Secured Term/Note Indebtedness may be secured by the ABL Priority Collateral on a junior, senior or pari passu basis to or with the other Term/Note Claims pursuant to the provisions of the Intercreditor and Collateral Agency Agreement), and (iii) in the case of Future ABL Indebtedness, (1) establish that the Lien on the Term/Note Priority Collateral securing such Future ABL Indebtedness shall be junior and subordinate in all respects to all Liens on the Term/Note Priority Collateral securing any Term/Note Claims, and (2) provide to the holders of such Future ABL Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Term/Note Agents) as are provided to the holders of ABL Claims under this Agreement.

(d) Upon the execution and delivery of any ABL Credit Agreement or Term/Note Financing Document (as contemplated by preceding clause (b)) with respect to any Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as contemplated by preceding clause (c)):

(i) the Company shall deliver to each ABL Agent and each Term/Note Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing in full of the applicable Financing Documents, as the case may be, that such agreement shall thereafter (upon such Refinancing in full) constitute the applicable Financing Document hereunder and certifying that the issuance or incurrence of such Refinancing is permitted by the Financing Documents (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Financing Document with respect to such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable), and certifying that the issuance or incurrence of such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable) and the Liens securing such Future Secured Term/Note Indebtedness or Future ABL Indebtedness (as applicable) are permitted by the Financing Documents (exclusive of any such agreement which is then being Refinanced in full). Any ABL Agent or Term/Note Agent shall be entitled to rely conclusively on the determination of the Company that such issuance and/or incurrence does not violate the provisions of the ABL Loan Documents, the Term/Note Documents or any other Financing Document; provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the ABL Loan Documents, the Term/Note Documents or the other Financing Documents; and

(ii) (x) in the case of preceding clause (b), the Company shall provide written notice to each then existing ABL Agent and Term/Note Agent of the new Financing Document, together with copies thereof, and identifying the new ABL Agent or Term/Note Agent (as applicable) thereunder (such new collateral agent, the “New ABL Agent” or “New Term/Note Agent,” as the case may be), and providing its notice information for purposes hereof, and the New ABL Agent or New Term/Note Agent, as the case may be, shall execute and deliver an Intercreditor Agreement Joinder, (y) in the case of an amendment to this Agreement with respect to Future Secured Term/Note Indebtedness as contemplated by preceding clause (c), the Term/Note Agent for such Future Secured Term/Note Indebtedness shall execute and deliver to each ABL Agent and each other Term/Note Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to Term/Note Holders and (2) a joinder to the Intercreditor and Collateral Agency Agreement, to the extent required under the terms of the Term/Note Documents or as may be required by the other Term/Note Agents or (z) in the case of an amendment to this Agreement with respect to Future ABL Indebtedness as contemplated by preceding clause (c), the ABL Agent for such Future ABL

Indebtedness shall execute and deliver to each Term/Note Agent and each other ABL Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to ABL Lenders and (2) such intercreditor agreements as are required under the terms of the ABL Loan Documents, as well as such other intercreditor agreements as may be required by the other ABL Agents (if any).

(e) In each case above, each Term/Note Agent and each ABL Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Company, any other Term/Note Agent or ABL Agent (but no other Holder) may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(f) In the case of a designation of a new Financing Document with respect to Future Secured Term/Note Indebtedness pursuant to preceding clause (b) or (c), each ABL Agent and any other Term/Note Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Term/Note Agent shall reasonably request in order to provide to the New Term/Note Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and the Intercreditor and Collateral Agency Agreement and (ii) in the case of clause (b) only, deliver to the New Term/Note Agent any Pledged Collateral (to the extent constituting Term/Note Priority Collateral) held by such ABL Agent or (subject to the terms of the Intercreditor and Collateral Agency Agreement) such other Term/Note Agent, together with any necessary endorsements (or otherwise allow the New Term/Note Agent to obtain control of such Pledged Collateral). The New Term/Note Agent shall agree to be bound by the terms of this Agreement. If the new Term/Note Claims under the new Term/Note Documents are secured by assets of any Grantors of the type constituting Term/Note Priority Collateral that do not also secure the ABL Claims (other than ABL Excluded Liens), then the ABL Claims shall be secured at such time by a Lien on such assets to the extent required by the ABL Collateral Documents with respect to the other Term/Note Priority Collateral. If the new Term/Note Claims under the new Term/Note Documents are secured by assets of any Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Claims (other than ABL Excluded Liens), then the ABL Claims shall be secured at such time by a Lien on such assets to the extent required by the ABL Collateral Documents with respect to the other ABL Priority Collateral.

(g) In the case of a designation of a new ABL Credit Agreement or other Financing Document with respect to Future ABL Indebtedness pursuant to preceding clause (b) or (c), each Term/Note Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company and/or any Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) in the case of clause (b) only, deliver to the New ABL Agent any Pledged Collateral (to the extent constituting ABL Priority Collateral) held by such Term/Note Agent, together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such Pledged Collateral). The New ABL Agent shall agree to be bound by the terms of this Agreement. If the new ABL Claims under the new ABL Loan Documents are secured by assets of any Grantors of the type constituting ABL Priority Collateral that do not also secure the Term/Note Claims, then each of the Term/Note Claims shall be secured at such time by a Lien on such assets to the extent required by the Term/Note Collateral Documents with respect to the other ABL Priority Collateral. If the new ABL Claims under the new ABL Loan Documents are secured by assets of any Grantors of the type constituting Term/Note Priority Collateral that do not also secure each of the Term/Note Claims, then each of the Term/Note Claims shall be secured at such time by a Lien on such assets to the extent required by the Term/Note Collateral Documents with respect to the other Term/Note Priority Collateral. Without limiting the foregoing, any change to any provision of this Section 9.3 shall require the consent of the Company, which is an intended third party beneficiary of the provisions of this Section 9.3.

9.4 Information Concerning Financial Condition of New Pyxus Topco and the Subsidiaries. No ABL Agent nor any ABL Lender shall have any obligation to any Term/Note Agent or any Term/Note Holder to keep any Term/Note Agent or any Term/Note Holder informed of, and each Term/Note Agent and the Term/Note Holders shall not be entitled to rely on, any ABL Agent or the ABL Lenders with respect to, (a) the financial condition of New Pyxus Topco and the Subsidiaries and all endorsers and/or guarantors of the ABL Claims or the Term/Note Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term/Note Claims. No Term/Note Agent or any Term/Note Holder shall have any obligation to any ABL Agent or any ABL Lender to keep any ABL Agent or any ABL Lender informed of, and each ABL Agent and the ABL Lenders shall not be entitled to rely on, any Term/Note Agent or any Term/Note Holder with respect to, (a) the financial condition of New Pyxus Topco and the Subsidiaries and all endorsers and/or guarantors of the ABL Claims or the Term/Note Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term/Note Claims. The ABL Agents, the ABL Lenders, the Term/Note Agents and the Term/Note Holders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any ABL Agent, any ABL Lender, any Term/Note Agent or any Term/Note Holder, in its or their sole determination, undertakes at any time or from time to time to provide any such information to any other party (and the Company acknowledges that any such party may do so provided that such information shall otherwise be subject to the respective confidentiality provisions of the ABL Credit Agreement, the Pyxus Term Loan Credit Agreement, the Intabex Term Loan Credit Agreement, the Indenture and each other Term/Note Document, as applicable), it or they shall be under no obligation (w) to make, and the ABL Agents, the ABL Lenders, the Term/Note Agents and the Term/Note Holders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Grantors agree that any information provided to the ABL Agents, the Term/Note Agents, any other ABL Lender or any other Term/Note Holder may be shared by such person with any of the other Holders notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the Financing Documents, as applicable.

9.5 Subrogation. Each Term/Note Agent, for and on behalf of itself and the applicable Term/Note Holders, agrees that no payment to any ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle such Term/Note Agent or any Term/Note Holder to exercise any rights of subrogation in respect thereof until the Discharge of ABL Claims shall have occurred. Following the Discharge of ABL Claims, each ABL Agent agrees to execute such documents, agreements, and instruments as any Term/Note Agent or any Term/Note Holder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Claims resulting from payments to the applicable ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. Each ABL Agent, for and on behalf of itself and the applicable ABL Lenders, agrees that no payment to any Term/Note Agent or any Term/Note Holder pursuant to the provisions of this Agreement shall entitle such ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term/Note Claims shall have occurred. Following the Discharge of Term/Note Claims, each Term/Note Agent agrees to execute such documents, agreements, and instruments as any ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term/Note Claims resulting from payments to the applicable Term/Note Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term/Note Agent are paid by such Person upon request for payment thereof.

9.6 Application of Payments.

(a) Except as otherwise provided herein, all payments received by the ABL Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Claims as the ABL Lenders, in their sole determination, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, assents to any such extension or postponement of the time of payment of the ABL Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) Except as otherwise provided herein, all payments received by the Term/Note Holders may be applied, reversed and reapplied, in whole or in part, to such part of the Term/Note Claims as the Term/Note Holders, in their sole determination, deem appropriate, consistent with the terms of the Term/Note Documents and the Intercreditor and Collateral Agency Agreement. Except as otherwise provided herein, each ABL Agent, on behalf of itself and each applicable ABL Lender, assents to any such extension or postponement of the time of payment of the Term/Note Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Term/Note Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

9.8 Notices. All notices to the ABL Lenders and the Term/Note Holders permitted or required under this Agreement may be sent to the applicable ABL Agent or the applicable Term/Note Agent as provided in the applicable Financing Documents. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth on Schedule 9.8 hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto. Each First Priority Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable First Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9 Further Assurances. Each ABL Agent, on behalf of itself and each applicable ABL Lender, and each Term/Note Agent, on behalf of itself and each applicable Term/Note Holder, agrees that each of them shall take such further action and shall execute and deliver to each ABL Agent, the ABL Lenders, each Term/Note Agent and the Term/Note Holders such additional documents and instruments (in recordable form, if requested) as each ABL Agent, the ABL Lenders, each Term/Note Agent or the Term/Note Holders may reasonably request, at the expense of the Company, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.10 Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

9.11 Specific Performance. Each First Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Holder, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Priority Agent.

9.12 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the Electronics and Records Act, the New York State Electronic Signatures and Records Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

9.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.15 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Claims and Term/Note Claims. No other Person shall have or be entitled to assert rights or benefits hereunder; provided that the Company is an intended third party beneficiary of Section 9.3. Without limiting the generality of the foregoing, any person to whom a Holder assigns or otherwise transfers all or any portion of the ABL Claims or the Term/Note Claims, as applicable, in accordance with the applicable ABL Loan Documents or Term/Note Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Holders, without any further consent or action of the other Holders.

9.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

9.17 ABL Agents and Term/Note Agents. It is understood and agreed that (i) PNC is entering into this Agreement in its capacities as administrative agent and collateral agent and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the administrative agent and the collateral agent under the ABL Credit Agreement and the other ABL Loan Documents shall also apply to PNC as an ABL Agent hereunder, (ii) Alter Domus is entering into this Agreement in its capacities as administrative agent and collateral agent and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the administrative agent and the collateral agent under the applicable Term/Note Financing Documents and other Term/Note Documents shall also apply to Alter Domus as a Term/Note Agent hereunder and (iii) Wilmington Trust is entering into this Agreement in its capacity as trustee and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the trustee under the Indenture and the other applicable Term/Note Documents shall also apply to Wilmington Trust as a Term/Note Agent hereunder. Subject to Section 9.18 below, in exercising its rights and remedies or making any determination hereunder with respect to Term/Note Claims, the Senior Collateral Agent shall, with respect to such Term/Note Claims, act (or refrain from acting) solely at the direction of the Controlling Holders under and as defined in the Intercreditor and Collateral Agency Agreement, and shall have no liability to any Term/Note Holder for doing so; provided that nothing in the Intercreditor and Agency Agreement shall modify, alter or release any obligations of Senior Collateral Agent or any Term/Note Holder hereunder.

9.18 Relationship with Other Intercreditor Agreements.

(a) The purpose of this Agreement is to define the relative rights and priorities between the ABL Lenders as one class and the Term/Note Holders as another class.

(b) Solely as among the Term/Note Holders, the Intercreditor and Collateral Agency Agreement shall define the relative rights and priorities of such Term/Note Holders (as amongst each other) with respect to the Common Collateral. As among the Term/Note Holders, nothing herein (including, without limitation, Section 6.8) is intended to alter their relative rights and obligations, which shall continue to be governed by the Intercreditor and Collateral Agency Agreement, or to require that such rights and obligations be treated as a single class in any Insolvency or Liquidation Proceeding.

9.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Financing Document or any other ABL Loan Document or Term/Note Document or permit New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Financing Document, (b) change the relative priorities of the ABL Claims or the Liens granted under the ABL Loan Documents on the Common Collateral (or any other assets) as among the ABL Lenders, change the relative priorities of the Term/Note Claims or the Liens granted under the Term/Note Documents on the Common Collateral (or any other assets) as among the Term/Note Holders, (c) otherwise change the relative rights of the ABL Lenders in respect of the Common Collateral as among such ABL Lenders, the relative rights of the Term/Note Holders in respect of the Common Collateral as among such Term/Note Holders in respect of the Common Collateral or (d) obligate New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Financing Document. None of New Pyxus Topco or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 9.3).

9.20 Supplements. Upon the execution by any Subsidiary of New Pyxus Topco of an Intercreditor Agreement Joinder, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALTER DOMUS (US) LLC, as the Senior Collateral Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

ALTER DOMUS (US) LLC, as the Pyxus Term Loan Administrative Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

ALTER DOMUS (US) LLC, as the Intabex Term Loan Administrative Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Senior Notes Trustee

By:	/s/ Arlene Thelwell
Name:	Arlene Thelwell
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as the Initial ABL Agent

By:	/s/ Mark Bradford
Name:	Mark Bradford
Title:	Senior Vice President

Acknowledged:

PYXUS HOLDINGS, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

PYXUS INTERNATIONAL, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

ALLIANCE ONE INTERNATIONAL SERVICES, INC.
ALLIANCE ONE INTERNATIONAL, LLC
ALLIANCE ONE NORTH AMERICA, LLC
ALLIANCE ONE SPECIALTY PRODUCTS, LLC
THE AUSTIN TOBACCO COMPANY, INCORPORATED
MONK-AUSTIN INTERNATIONAL, INC.
CRES TOBACCO COMPANY, LLC
EASTERN CAROLINA PACKAGING, LLC
AOSP INVESTMENTS, LLC
GLOBAL SPECIALTY PRODUCTS, LLC
TWELFTH STATE BRANDS LLC
PYXUS AGRICULTURE USA, LLC
PUREAG-NC, LLC
CRITICALITY, LLC
TRANS-CONTINENTAL LEAF TOBACCO CORP., LTD.
As Grantors

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Authorized Person

Signed by Tomas Grigera as attorney for and on behalf of
ALLIANCE ONE INTERNATIONAL HOLDINGS, LTD., as Guarantor, pursuant to a Power of Attorney dated February 3, 2023

Signed:	/s/ Tomas Grigera

Signed by Tomas Grigera as attorney for and on behalf of
PYXUS AGRICULTURE HOLDINGS LIMITED as Guarantor, pursuant to a Power of Attorney dated February 3, 2023

Signed:	/s/ Tomas Grigera